                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) X
                 ---

                                (Name of Trustee)

                                   SUMMIT BANK
                      (I.R.S. Employer Identification No.)

                                   22-0834947

                    (Address of Principal Executive Offices)

                                 210 Main Street
                                 Hackensack, NJ
                                      07601

                                (Name of Obligor)

                               E'town Corporation

                            (State of Incorporation)

                                   New Jersey

                      (I.R.S. Employer Identification No.)

                                   22-2596330

                    (Address of Principal Executive Offices)

                                600 South Avenue
                            Westfield, NJ 07091-0788

                         (Title of Indenture Securities)

                                 Debt Securities

1.       GENERAL INFORMATION

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

         Name                                        Address
         ----                                        -------
         Federal Reserve Bank (2nd District)         New York, NY
         Federal Deposit Insurance Corporation       Washington, D.C.
         New Jersey Department of Banking            Trenton, NJ

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes

2.       AFFILIATIONS WITH OBLIGOR

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None (See Note on page 6)

3.       VOTING SECURITIES OF THE TRUSTEE

         FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE: AS OF 12/31/98

         Col. A                                             Col. B
         ------                                             ------
         Summit Bank, Common Stock                     34,590,561 shares

         Summit Bank, Preferred Stock                     120,000 shares

4.       TRUSTEESHIPS UNDER OTHER INDENTURES

         IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING
         INFORMATION:

         Not applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.


         Anne Evans Estabrook, E'town's Chairman of the Board, serves as a director of Summit Bank.


6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

         Not applicable - see answer to item 13

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:


         Not applicable - see answer to item 13


8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

         Not applicable - see answer to item 13

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

         If the trustee owned beneficially or holding as collateral security for obligations in default any securities or an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are owned or held by the trustee:

         Not applicable - see answer to item 13

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         Not applicable - see answer to item 13

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are owned or held by the trustee:

         Not applicable - see answer to item 13

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

         Col. A                     Col. B                    Col. C
         ------                     ------                    ------
         Nature of                  Amount                    Date Due
         Indebtedness               O/S

         Line of Credit             $2,500,000                4/27/99

13.      DEFAULTS BY THE OBLIGOR

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None

14.      AFFILIATIONS WITH THE UNDERWRITERS

         If any underwriter is an affiliate of the trustee, describe each such affiliation

15.      FOREIGN TRUSTEE

         Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indenture qualified or to be qualified under the Act.

         Not applicable

16.      LIST OF EXHIBITS

         LIST BELOW ALL EXHIBITS FILED AS PART OF  THIS STATEMENT OF ELIGIBILITY

         1. *Copy of Articles of Association of the Trustee as now in effect.

         2. No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.

         3. No copy of the authorization of the trustee to exercise corporate trust powers is furnished since this authorization is contained in the Articles of Association of the Trustee.

         4.       *Copy of the existing By-Laws of the Trustee as now in effect.

         5.       Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not applicable.

         9.       Not applicable.

         *Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibits TIA(i) and TIA(ii) File No. 285667)

                                      NOTE


         The Trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtained by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Summit Bank, a corporation organized and existing under the laws of the State of New Jersey, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hackensack and State of New Jersey on the 26th day of February 1999.


                                   SUMMIT BANK


                                   By:  /s/  Susan M. Scola
                                        -----------------------
                                             Susan M. Scola
                                        Corporate Trust Officer

                               CONSENT OF TRUSTEE



         Summit Bank, as trustee (the "Trustee") under an indenture to be entered into between itself and E'Town Corporation. hereby consents to Section 321(b) of the Trust Indenture Act of 1939, as amended, to the furnishing by Federal State, Territorial or District Authorities to the Securities and Exchange Commission of all reports, records or other information relating thereto.


                                   SUMMIT BANK


                                   By:  /s/  Susan M. Scola
                                        -----------------------
                                             Susan M. Scola
                                        Corporate Trust Officer



Dated: February 26, 1999

FDIC Certificate Number [ 550 ]


Consolidated Report of Income
for the period January 1, 1998--December 31, 1998


ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


Schedule RI - Income Statement

                                                                                                        1480
                                                     Dollar Amounts in Thousands       Bil         Mil  Thou
1.     Interest income:
       a.  Interest and fee income on loans:
           (1) In domestic offices:
               (a) Loans secured by real estate                                                      876,803    1.a.(1)(a)
               (b) Loans to depository institutions                                                    2,890    1.a.(1)(b)
               (c) Loans to finance agricultural production and
                        other loans to farmers                                                            21    1.a.(1)(c)
               (d) Commercial and industrial loans                                                   389,760    1.a.(1)(d)
               (e) Acceptances of other banks                                                              0    1.a.(1)(e)
               (f) Loans to individuals for household, family, and other
                        personal expenditures:
                   (1) Credit cards and related plans                                                 20,881    1.a.(1)(f)(1)
                   (2) Other                                                                          54,997    1.a.(1)(f)(2)
               (g) Loans to foreign governments and official
                        institutions                                                                       0    1.a.(1)(g)
               (h) Obligations (other than securities and leases)
                        of states and political subdivisions in the U.S.:
                   (1) Taxable obligations                                                                59    1.a.(1)(h)(1)
                   (2) Tax-exempt obligations                                                              0    1.a.(1)(h)(2)
               (i) All other loans in domestic offices                                                14,727    1.a.(1)(i)
                   (2) In foreign offices, Edge and Agreement
                          subsidiaries, and IBFs                                                           0    1.a.(2)
       b.  Income from lease financing receivables:
           (1) Taxable leases                                                                         54,158    1.b.(1)
           (2) Tax-exempt leases                                                                          12    1.b.(2)
       c.  Interest income on balances due from depository
           institutions:/1
           (1) In domestic offices                                                                     1,334    1.c.(1)
           (2) In foreign offices, Edge and Agreement subsidiaries,
                    and IBFs                                                                               0    1.c.(2)
       d.  Interest and dividend income on securities:
           (1) U.S. Treasury securities and U.S. Government agency
                    obligations                                                                      428,986    1.d.(1)
           (2) Securities issued by states and political
                    subdivisions in the U.S.:
               (a) Taxable securities                                                                      0    1.d.(2)(a)
               (b) Tax-exempt securities                                                               8,919    1.d.(2)(b)
           (3) Other domestic debt securities                                                        100,044    1.d.(3)
           (4) Foreign debt securities                                                                 1,397    1.d.(4)
           (5) Equity securities (including investments in mutual
                    funds)                                                                            16,490    1.d.(5)
       e.  Interest income from trading assets                                                           163    1.e.
       f.  Interest income on federal funds sold and securities
           purchased under agreements to resell                                                       12,419    1.f.
       g.  Total interest income (sum of items 1.a through 1.f)                                    1,983,050    1.g.

2.     Interest expense: a. Interest on deposits:
          (1) Interest on deposits in domestic offices:
              (a) Transaction accounts (NOW accounts, ATS accounts,
                       and telephone and preauthorized transfer
                       accounts)                                                     41,015    2.a.(1)(a)
              (b) Nontransaction accounts:
                  (1) Money market deposit accounts (MMDAs)                         139,502    2.a.(1)(b)(1)
                  (2) Other savings deposits                                         46,595    2.a.(1)(b)(2)
                  (3) Time deposits of $100,000 or more                              88,776    2.a.(1)(b)(3)
                  (4) Time deposits of less than $100,000                           284,570    2.a.(1)(b)(4)
          (2) Interest on deposits in foreign offices, Edge
                   and Agreement subsidiaries and IBFs                                    0    2.a.(2)
       b. Expense of federal funds purchased and securities sold
          under agreements to repurchase                                            133,849    2.b.
       c. Interest on demand notes issued to the U.S. Treasury,
          trading liabilities and other borrowed money                              104,547    2.c.
       d. Not applicable
       e. Interest on subordinated notes and debentures                              11,303    2.e.
       f. Total interest expense (sum of items 2.a through 2.e)                     908,157    2.f.
3.     Net interest income (item 1.g. minus 2.f)                                                               1,074,893   3.
4.     Provisions:
       a. Provision for credit losses                                                                             60,315   4.a.
       b. Provision for allocated transfer risk                                                                        0   4.b.
5.     Noninterest income:
       a. Income from fiduciary activities                                           38,033    5.a.
       b. Service charges on deposit accounts in domestic offices                   115,011    5.b.
       c. Trading revenue (must equal Schedule RI, sum of Memorandum
           items 8.a through 8.d)                                                     3,170    5.c.
       d.-e. Not applicable
       f. Other noninterest income:
          (1) Other fee income                                                      105,121    5.f.(1)
          (2) All other noninterest income*                                          19,628    5.f.(2)
       g. Total noninterest income (sum of items 5.a through 5.f)                                                281,163   5.g.
6.     a. Realized gains (losses) on held-to-maturity securities                                                       0   6.a.
       b. Realized gains (losses) on available-for-sale securities                                                   446   6.b.
7.     Noninterest expense:
       a. Salaries and employee benefits                                            287,685    7.a.
       b. Expenses of premises and fixed assets (net of rental
          income) (excluding salaries and employee benefits and
          mortgage interest)                                                         90,311    7.b.
       c. Other noninterest expense*                                                296,511    7.c.
       d. Total noninterest expense (sum of items 7.a  through 7.c)                                              674,507   7.d.
8.     Income (loss) before income taxes and extraordinary items
       and other adjustments (item 3 plus or minus items 4.a.,
       4.b, 5.g, 6.a, 6.b and 7.d)                                                                               621,680   8.
9.     Applicable income taxes (on item 8)                                                                       224,404   9.
10.    Income (loss) before extraordinary items and other
       adjustments (item 8 minus 9)                                                                              397,276   10.
11.    Extraordinary items and other adjustments, net of income
       taxes*                                                                                                          0   11.
12.    Net income (loss) (sum of items 10 and 11)                                                                397,276   12.


----------
FN1/ Includes interest income on time certificates of deposit not held for trading

FN/2 Describe on Schedule RI-E--Explanations.

FDIC Certificate Number [ 550 ]


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

ASSETS   Dollar Amounts in Thousands                                                        Bil    Mil  Thou
1.     Cash and balances due from depository institutions
       (from Schedule RC-A):
       a.  Noninterest-bearing balances and currency and coin /2                                   1,014,463    1.a.
       b.  Interest-bearing balances /3                                                               18,179    1.b.
2.     Securities:
       a.  Held-to-maturity securities (from Schedule RC-B,
           column A)                                                                               5,683,646    2.a.
       b.  Available-for-sale securities (from Schedule RC-B,
           column D)                                                                               3,580,352    2.b.
3.     Federal funds sold and securities purchased under
       agreements to resell                                                                          117,750    3.
4.     Loans and lease financing receivables:
       a.  Loans and leases, net of unearned income (from
           Schedule RC-C)                                                                         18,509,958    4.a.
       b.  LESS:  Allowance for loan and lease losses                                                280,408    4.b.
       c.  LESS:  Allocated transfer risk reserve                                                          0    4.c.
       d.  Loans and leases, net or unearned income, allowance
           and reserve (item 4.a minus 4.b and 4.c)                                               18,229,550    4.d.
5.     Trading assets (from Schedule RC-D)                                                                 0    5.
6.     Premises and fixed assets (including capitalized leases)                                      179,857    6.
7.     Other real estate owned (form Schedule RC-M)                                                   13,931    7.
8.     Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)                                                                 56,437    8.
9.     Customers' liability to this bank on acceptances
       outstanding                                                                                    18,089    9.
10.    Intangible assets (from Schedule RC-M)                                                        200,802    10.
11.    Other assets (from Schedule RC-F)                                                             410,961    11.
12.    Total assets (sum of items 1 through 11)                                                   29,504,017    12.
LIABILITIES
13.    Deposits:
       a.  In domestic offices (sum of totals of columns A and C
           from Schedule RC-E, part 1)                                                            20,736,955    13.a.
           (1) Noninterest-bearing /3                                                              4,574,393    13.a.(1)
           (2) Interest-bearing                                                                   16,162,582    13.a.(2)
       b.  In foreign offices, Edge and Agreement subsidiaries,
           and IBFs (from Schedule RC-E, part II)                                                          0    13.b.
           (1) Noninterest-bearing                                                                         0    13.b.(1)
           (2) Interest-bearing                                                                            0    13.b.(2)
14.    Federal funds purchased and securities sold under
       agreements   to repurchase                                                                  1,861,520    14.
15.    a.  Demand notes issued to the U.S. Treasury                                                   79,145    15.a.
       b.  Trading liabilities (from Schedule RC-D)                                                        0    15.b.
16.    Other borrowed money (includes mortgage indebtedness and
       obligations under capitalized leases):
       a.  With a remaining maturity of one year or less                                           1,371,455    16.a.
b.     With a remaining maturity of more than one year through

       three years                                                                                   791,730    16.b.
c.     With a remaining maturity of more than three years                                          1,935,957    16.c.
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding                                       18,089    18.
19.    Subordinated notes and debentures                                                             140,753    19.
20.    Other liabilities (from Schedule RC-G)                                                        440,260    20.
21.    Total liabilities (sum of items 13 through 20)                                             27,365,864    21.
22.    Not applicable
EQUITY CAPITAL
23,    Perpetual preferred stock and related surplus                                                   6,000    23.
24.    Common stock                                                                                  172,953    24.
25.    Surplus (exclude all surplus related to preferred stock)                                      884,721    25.
26.    a.  Undivided profits and capital reserves                                                  1,272,287    26.a.
       b.  Net unrealized holding gains (losses) on
           available-for-sale securities                                                               2,182    26.b.
27.    Cumulative foreign currency translation adjustments                                                 0    27.
28.    Total equity capital (sum of items 23 through 27)                                           2,138,153    28.
29.    Total liabilities and equity capital (sum of items 21
       and 28).                                                                                   29,504,017    29.


2/ Includes cash items in process of connection and unposted debits.

3/ Includes time certificates of deposit not held for trading.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1997

                                                              Number
                                               ------------ ----------
                                                                N/A     M.1.
                                               ------------ ----------


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8. = No external audit work